EXHIBIT 99.1
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ACCOUNTANT'S AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our reports dated April 29, 2005, July 29, 2005 and November 2, 2005 on our reviews of the interim financial statements of Orbit International Corp. and Subsidiaries as of March 31, 2005, June 30, 2005 and
September 30, 2005 and for the three-month periods ended March 31, 2005 and 2004, the three and six-month periods ended June 30, 2005 and 2004 and the three and nine-month periods ended September 30, 2005 and 2004 and included in the Company's Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 are incorporated by reference in Amendment No. 1 to the Company's Registration Statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ Goldstein Golub Kessler LLP
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Goldstein Golub Kessler LLP

New  York,  New  York
January  10,  2006